Exhibit 99.1        Page 1
October 17, 2014

Atlas Financial Holdings Signs Definitive Agreement to Acquire
Global Liberty Insurance Company of New York and Related Companies

Company to Host Conference Call to Discuss Acquisition at 1:30 PM ET

Chicago, Illinois – October 17, 2014 – Atlas Financial Holdings, Inc. (NASDAQ: AFH) (“Atlas”) announced today that it has entered into a definitive agreement to acquire Global Liberty Insurance Company of New York along with its affiliated underwriting and premium finance companies (“Global Liberty”) for approximately $25 million. This transaction is expected to significantly accelerate Atlas’ commercial automobile presence in select sub-segments of the large New York livery market and will add valuable infrastructure on the East Coast to support Atlas’ continuing growth.

Background on Global Liberty
Founded in 2003, Global Liberty’s principal business is in the light commercial auto sector, principally insuring limousine, black car, and luxury car vehicles. The company is based in Melville, New York and is an admitted carrier in 14 states. Global Liberty currently underwrites approximately $40 million of annual commercial auto direct written premiums with the majority of this business generated in the New York metro area and is expected to have approximately $19.5 million of GAAP book value at closing. Estimated annual pre-tax income generated by the businesses to be acquired is approximately $4 million on a pro-forma basis.

The founder of Global Liberty, Mr. Hossni Elhelbawi, has been committed to serving the insurance needs of the public for more than 25 years. He built an exceptional business based on his expertise and extensive knowledge of the specialty markets that Global Liberty serves. Under Atlas’ ownership, the best practices Global Liberty utilizes to service and support the company’s policy holders and producers will continue going forward.

Management Comments / Benefits to Atlas
Scott D. Wollney, President and Chief Executive Officer of Atlas, stated, "This is a very important acquisition for Atlas, as Global Liberty’s current premium base is highly complementary to our existing infrastructure. As with our other subsidiaries, Global Liberty has a strong heritage in the public auto market with a committed and experienced management team. This transaction is expected to greatly accelerate our ability to grow to proportionate share in the largest light commercial vehicle market in the country. Based on the size and nature of the New York market, we plan to maintain Global Liberty’s local infrastructure on Long Island and have the location serve as an East Coast regional office for Atlas.”

Upon the closing of the transaction, Atlas will continue to manage Global Liberty’s public auto insurance business utilizing its best practices and intends to provide a seamless transition for existing Global Liberty customers and agents. Atlas intends to continue to distribute products under the current brand name emphasizing the complementary nature of these products relative to those offered by Atlas’ other insurance subsidiaries. The addition of Global Liberty’s New York based team will provide additional incremental value to Atlas as well.
Hossni Elhelbawi, Chief Executive Officer and owner of Global Liberty commented, “We are delighted to join with Atlas to expand and continue to deliver the quality of service and products to our insurance policyholders and agents.”

Exhibit 99.1        Page 2
October 17, 2014

Transaction Details
The purchase price will include $4 million of AFH preferred shares with an annual dividend rate of 4.5%, payable in cash or in kind, which are convertible to AFH common stock after the fifth anniversary of issuance at a strike price of $20 per common share. The final amount of preferred shares will be adjusted based on actual loss development related to Global Liberty’s pre-acquisition reserves. Atlas and the seller have a mutual right to exchange these shares for cash after the third anniversary of issuance at face value plus any accrued interest subject to certain conditions. The remainder of the purchase price will be paid in cash. An earn out of up to an additional $1 million may be paid based on underwriting profitability of the New York business during the three years subsequent to the transaction effective date. Completion of the transaction is subject to customary closing conditions, including regulatory approval of the change of control of Global Liberty, and is expected to be completed during the first quarter of 2015.

We anticipate that non-recurring expenses related to the transaction of approximately $0.05 to $0.07 per common share will be incurred in the fourth quarter of 2014 and approximately $0.06 to $0.08 per share will be incurred in the first quarter of 2015.

Under the terms of the agreement, the purchase price will be subject to final adjustment based on audited December 31, 2014 financial results.

Sandler O’Neill + Partners, LP acted as financial advisor and DLA Piper LLP acted as legal counsel to Atlas for this acquisition. StoneRidge Advisors acted as financial advisor and Jaspan Schlesinger LLP acted as legal advisors to the seller.

Conference Call Details Discussing the Transaction
Atlas will discuss this transaction in a conference call at 1:30 PM ET (Friday, October 17, 2014).
Conference Call Details
Date/Time:            Friday, October 17, 2014 – 1:30 PM ET
Participant Dial-In Numbers:
(United States):    877-423-9817
(International):    201-493-6770

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode "Atlas".

Webcast
The call will also be simultaneously webcast over the Internet by clicking on the conference call link: http://atlas-fin.equisolvewebcast.com/bd-10-14.

About Atlas
The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the "light" commercial automobile sector including taxi cabs, non-emergency paratransit, limousine/livery and business auto. The business of Atlas is carried on through its insurance subsidiaries American Country Insurance Company, American Service Insurance Company, Inc. and Gateway Insurance Company. Atlas' insurance subsidiaries have decades of experience with a commitment to always being an industry leader in these specialized areas of insurance.

For more information about Atlas, please visit www.atlas-fin.com.

Forward-Looking Statements:
This release includes forward-looking statements regarding Atlas and its insurance subsidiaries and businesses.

Exhibit 99.1        Page 3
October 17, 2014

Such statements are based on the current expectations of the management of each entity. The words "anticipate", "expect", "believe", "may", "should", "estimate", "project", "outlook", "forecast" or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting Atlas and its subsidiaries, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the “Risk Factors” section of the Company's 2013 Form 10-K. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact Information:
At the Company                            Investor Relations
Atlas Financial Holdings, Inc.                         The Equity Group Inc.
Scott Wollney, CEO                            Adam Prior, Senior Vice President
Phone: 847-700-8600                                   212-836-9606
swollney@atlas-fin.com                            aprior@equityny.com
www.atlas-fin.com                            www.theequitygroup.com

Terry Downs, Associate
212-836-9615
tdowns@equityny.com
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